OTCBB: CNYC

CANYON COPPER COMPLETES FIRST TRANCHE
OF NON-BROKERED PRIVATE PLACEMENT

VANCOUVER, BC, May 12, 2011 – Canyon Copper Corp. (the “Company”) (OTCBB:CNYC) is pleased to announce that it has completed the first tranche of its non-brokered private placement offering by issuing 3,349,459 units (the “Units”) at a price of CDN $0.35 per unit for total proceeds of CDN $1,172,310 pursuant to Regulation S and section 4(2) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Milton Datsopoulos, a director of the Company, and Benjamin Ainsworth, President, Secretary and a director of the Company, subscribed for CDN $50,000 and CDN $10,050, respectively, of the non-brokered private placement offering.

Each unit consists of one share of the Company’s common stock and one-half of one non-transferable share purchase warrant, with each whole warrant entitling the holder to purchase an additional share of the Company at a price of CDN $0.50 per share until November 10, 2012. The Company may accelerate the expiry date of the warrants if the Company’s shares close at a price equal to or greater than CDN $0.60 for 10 consecutive trading days. If the Company elects to exercise its accelerated expiry date, the accelerated expiry date will be 30 days after the Company sends out the notice of acceleration.

The Company did not pay any finders’ fees under the non-brokered private placement offering.

The securities sold pursuant to non-brokered private placement offering may only be resold pursuant to Regulation S of the U.S. Securities Act, an effective registration statement under the U.S. Securities Act or pursuant to an another exemption from registration of the U.S. Securities Act. Under Canadian securities laws, the shares, including the shares issuable on exercise of warrants, are subject to restrictions on transfer until September 12, 2011.

Proceeds of the private placement will be used to fund the Company’s exploration program on the New York Canyon Project as well as for general working capital and corporate purposes.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the U.S. Securities Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Canyon Copper

The Company's New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

On behalf of the Board of Directors,

“Anthony Harvey”

CANYON COPPER CORP.
Anthony Harvey, Chairman and CEO

This News Release may contain, in addition to historical information, forward-looking statements. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the Company's ability to obtain additional financing, geological, mechanical or difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Suite 408 – 1199 West Pender Street • Vancouver, B.C. • V6E 2R1
TEL (604) 331-9326 • FAX (604) 684-9365